UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE NECESSITY RETAIL REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 26, 2023, The Necessity Retail REIT, Inc. will begin distributing a letter to its stockholders regarding its 2023 Annual Meeting of Stockholders. A copy of that letter can be found below.

*****

Dear Stockholder,

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of The Necessity Retail REIT, Inc. (“RTL” or the “Company”) is less than one month away. We urge you to vote the enclosed GOLD proxy card TODAY to ensure that your voice is heard at the Annual Meeting. Do not waste your vote at the Annual Meeting by voting on another proxy card. The enclosed GOLD proxy card contains the only validly nominated director candidates for election at the Annual Meeting.

RTL’s Board of Directors (the “Board”) strongly recommends all stockholders vote the GOLD card “FOR” our highly qualified director nominees: Lisa D. Kabnick and Edward M. Weil, Jr.

Your Board – including the two directors up for re-election – is focused on enhancing value for all stockholders. Your directors have presided over our successful efforts to navigate a very challenging environment that have resulted in several important portfolio accomplishments as we have emerged from the COVID-19 pandemic, including improved financial performance, strengthened leasing activity, a successful acquisition program and increased portfolio diversification. Highlights include:

•	Strengthened Leasing Activity: RTL completed 83 new multi-tenant leases, 138 multi-tenant lease renewals and 54 single-tenant renewals, totaling nearly 0.9 million square feet, 1.7 million square feet and 1.6 million square feet, respectively. Reflecting these accomplishments and the acquisition of a large multi-tenant shopping center portfolio, the Company generated $383.6 million of annualized straight-line rent in the fourth quarter, a 33% year-over-year increase.

•	Successful Acquisition Program: RTL continues to acquire highly complementary assets that target necessity-based retail tenants. In 2022, RTL acquired 95 properties for an aggregate contract purchase price of $1.4 billion at an 8.6% weighted average cap rate and five years of average remaining lease term as of the acquisition dates. This is a strong achievement in any market environment.

•	Increased Portfolio Diversification: RTL’s Board and management team made a concerted effort to enhance both geographic and tenant diversity across its portfolio. RTL increased its exposure by 18% to Sunbelt markets, a region the Company believes has favorable demographic tailwinds. RTL also continues to diversify its mix of tenants. As of December 31, 2022, RTL’s top ten tenants only represented 29% of the annualized straight-line rent that the Company received, down from 38% at the end of 2021. Additionally, no individual tenant industry totaled more than 8% of the straight-line rent in the Company’s portfolio.

Reflecting the financial strength of RTL, the Company finished 2022 with a balanced debt maturity schedule through 2027 that is primarily composed of 83.6% fixed rate debt, and a potential forward disposition pipeline of $72 million by contract sales price, the net proceeds of which may be available and used for debt repayment.

The enclosed GOLD proxy card is the only one that you need to vote to re-elect the directors responsible for this performance.

Do not waste your vote at the Annual Meeting. Unless Blackwells Capital LLC’s (“Blackwells”) purported nominations and proposals are determined to be valid by the Maryland courts and are properly presented at the Annual Meeting, the nominations and proposals will be disregarded, and no proxies or votes in favor of the purported nominees or proposals will be recognized or tabulated at the Annual Meeting. We urge you to disregard any card you may receive from Blackwells because their director nominees have not been validly nominated.

Ensure your votes are counted at the Annual Meeting – RTL’s Board strongly recommends all stockholders vote the GOLD card today “FOR” our highly qualified director nominees: Lisa D. Kabnick and Edward M. Weil, Jr. Doing so is the best way to continue RTL’s positive trajectory and to create lasting value for all stockholders well into the future.

Sincerely,

Your Board of Directors

/s/ Lisa D. Kabnick	/s/ Leslie D. Michelson	/s/ Stanley R. Perla
Lisa D. Kabnick	Leslie D. Michelson	Stanley R. Perla
Lead Independent Director

/s/ Edward G. Rendell	/s/ Edward M. Weil, Jr.
Edward G. Rendell	Edward M. Weil, Jr.
Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

Follow the easy instructions on the enclosed GOLD proxy card to vote by Internet or by signing, dating and returning the GOLD proxy card in the postage-paid envelope provided. If you received this letter by email, you may also vote electronically by following the detailed instructions provided by your bank or broker. Please simply disregard any white proxy card you may receive from Blackwells. If you have already voted using a white proxy card received from Blackwells, you can revoke it by following the instructions on the enclosed GOLD proxy card.

If you have questions about how to vote your shares, or need additional assistance, please contact

Innisfree M&A Incorporated, who is assisting us in the solicitation of proxies:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders may call toll-free at (877) 750-8197

Banks and brokers may call collect at (212) 750-5833

Important Notice

The statements in this letter that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of RTL’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of (i) the global COVID-19 pandemic, including actions taken to contain or treat COVID-19, and (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on RTL, RTL’s tenants and the global economy and financial markets, and (iii) inflationary conditions and higher interest rate environments, as well as those set forth in the Risk Factors section of RTL's most recent Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 23, 2023, and all other filings with the Securities and Exchange Commission (the “SEC”) after that date, as such risks, uncertainties and other important factors may be updated from time to time in RTL’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and RTL undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying GOLD proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s stockholders for the Company’s 2023 annual meeting of stockholders. STOCKHOLDERS OF RTL ARE STRONGLY ENCOURAGED TO READ RTL’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by RTL with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Filings and Financials” section of RTL’s website, www.necessityretailreit.com, or by contacting ir@rtlreit.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.